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                                                                  EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


The  Board  of  Directors
Concurrent  Computer  Corporation:
We consent to incorporation by reference in the registration statements of Concurrent Computer Corporation on Form S-8 and Form S-3 of our report dated September 5, 1997, relating to the consolidated balance sheet of Concurrent Computer Corporation and subsidiaries as of June 30, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended June 30, 1997, and related schedule, which report appears in the June 30, 1997 annual report on Form 10-K of Concurrent Computer Corporation.


                                   /S/KPMG  PEAT  MARWICK  LLP
                                   ---------------------------
                                      KPMG  PEAT  MARWICK  LLP


Miami,  Florida
September  25,  1997